PRESS RELEASE

Mellanox Technologies, Ltd.

Press/Media Contact
Derek James
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+1-408-727-0351
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Erik Bylin
+1-510-315-1004
erik@nmnadvisors.com

Israel PR Contact
Jonathan Wolf
Galai Communications Public Relations
+972-3-613-52-84
yoni@galaipr.com

Israel IR Contact
Emanuel Kahana
Gelbart Kahana Investor Relations
+972-3-607-47-17
mano@gk-biz.com

Mellanox Achieves Another Record Quarter
Record Quarterly Revenue of $268.5 Million, Up 7 Percent Sequentially and 27 Percent Year-Over-Year
Ethernet Revenue Up 81 Percent, and Ethernet Switch Revenue Up 114 Percent Year-Over-Year
Maintains Best ISS QualityScore for Governance for More Than a Year

SUNNYVALE, Calif. and YOKNEAM, ISRAEL — July 17, 2018 - Mellanox® Technologies, Ltd. (NASDAQ: MLNX), a leading supplier of high-performance, end-to-end interconnect solutions for data center servers and storage systems, today announced financial results for its second quarter 2018 ended June 30, 2018.
“Mellanox has achieved another record financial performance in the second quarter 2018. Our strong revenue growth reflects years of investment in 25 gigabit per second and above Ethernet and InfiniBand technologies. Our record profitability demonstrates the leverage we are producing in the business by focusing our investments in the right products,” said Eyal Waldman, President and CEO of Mellanox Technologies. “We continue to see strong traction with our 25 gigabit per second and above solutions as they become the preferred solution of choice in hyperscale, cloud, high performance computing, artificial intelligence, storage, financial services and other markets across the globe. Our Ethernet revenue grew 81 percent year-over-year driven by network adapter and switch growth with hyperscale and OEM customers. We are proud to see our InfiniBand solutions accelerate the world’s top three and four of the top five supercomputers, as seen in the recently published TOP500 supercomputers list. Our performance in the second quarter further shows the benefit of our investment in diversifying our revenue base and the operational focus that is driving our higher profitability.”

Second Quarter 2018 - Highlights

•	Revenue of $268.5 million, an increase of 26.7 percent, compared to $212.0 million in the second quarter of 2017.

•	GAAP gross margins of 61.4 percent in the second quarter, compared to 65.4 percent in the second quarter of 2017.

•	Non-GAAP gross margins of 69.1 percent in the second quarter, compared to 70.6 percent in the second quarter of 2017.

•	GAAP operating income of $16.6 million, compared to operating loss of $4.4 million in the second quarter of 2017.

•	Non-GAAP operating income of $66.2 million, or 24.7 percent of revenue, compared to $26.5 million, or 12.5 percent of revenue in the second quarter of 2017.

•	GAAP net income of $16.5 million, compared to net loss of $8.0 million in the second quarter of 2017.

•	Non-GAAP net income of $66.6 million, compared to $22.4 million in the second quarter of 2017.

•	GAAP net income per diluted share of $0.30 in the second quarter, compared to net loss per diluted share of $0.16 in the second quarter of 2017.

•	Non-GAAP net income per diluted share of $1.25 in the second quarter, compared to $0.44 in the second quarter of 2017.

•	$46.7 million in cash provided by operating activities, compared to $6.4 million in the second quarter of 2017.

•	Cash and investments totaled $282.6 million at June 30, 2018, compared to $273.8 million at December 31, 2017.

First Half 2018 - Highlights

•	Revenue of $519.5 million, an increase of 29.7 percent, compared to $400.6 million in the first half of 2017.

•	GAAP operating income of $28.5 million, compared to operating loss of $17.0 million in the first half of 2017.

•	Non-GAAP operating income of $118.4 million, or 22.8 percent of revenue, compared to $42.1 million, or 10.5 percent of revenue in first half of 2017.

•	GAAP benefit from taxes on income of $26.7 million, mainly due to a reversal of valuation allowance on deferred tax assets.

•	GAAP net income of $54.4 million, compared to net loss of $20.2 million in the first half of 2017.

•	Non-GAAP net income of $118.0 million, compared to $37.0 million in the first half of 2017.

•	GAAP net income per diluted share of $1.00, compared to net loss per diluted share of $0.41 in the first half of 2017.

•	Non-GAAP net income per diluted share of $2.23, compared to $0.73 in the first half of 2017.

•	$102.1 million in cash provided by operating activities, compared to $41.4 million in the first half of 2017.
Eyal Waldman continued, “In the first half of 2018 our revenue growth has proven the value of our investments and we look forward to continuing our momentum into the second half of the year. We grew our revenue almost 30% in the first half and more than doubled our non-GAAP operating income year over year. We expect our margin expansion to continue with further revenue growth and operational efficiency. We are confident that our strategy, investments and innovation will continue to produce market-leading products that drive growth for Mellanox for the rest of 2018 and beyond.”

Third Quarter 2018 Outlook
We currently project:

•	Quarterly revenue of $270 million to $280 million

•	Non-GAAP gross margins of 68.5 percent to 69.5 percent

•	Non-GAAP operating expenses of $122 million to $124 million

•	Share-based compensation expense of $19.0 million to $19.5 million

•	Non-GAAP diluted share count of 53.5 million to 54.0 million
Full Year 2018 Outlook
We currently project:

•	Revenue of $1,065 million to $1,085 million

•	Non-GAAP gross margins of 68.5 percent to 69.5 percent

•	Non-GAAP operating margin of 23.0 percent to 24.0 percent

Recent Mellanox Press Release Highlights

•	June 25, 2018	InfiniBand Accelerates the World-Fastest HPC and Artificial Intelligence Supercomputer at Oak Ridge National Laboratory
•	June 25, 2018	InfiniBand Accelerates New Large Scale Supercomputer at Forschungszentrum Jülich
•	June 25, 2018	InfiniBand Accelerates the Top Three Supercomputers on TOP500 Supercomputer List
•	June 19, 2018	InfiniBand to Connect World’s Top Arm-Based Supercomputer at Sandia National Laboratory
•	June 19, 2018	Mellanox Announces Agreement with Starboard
•	May 29, 2018	Mellanox Launches Ground-Breaking Open Hyper-Scalable Enterprise Framework
•	May 24, 2018	Mellanox Shareholders Overwhelmingly Support Company’s Best-in-Class Governance Proposals
•	May 17, 2018	Mellanox Technologies Increases Second Quarter and Full Year 2018 Outlook
•	May 8, 2018	Mellanox and Red Hat Deliver Enhanced Performance and Simplicity for NFV Infrastructure and Agile Cloud Data Centers
•	May 7, 2018	Mellanox Sends Letter to Shareholders
•	April 23, 2018	Eyal Waldman, CEO and President of Mellanox Technologies Receives the 2018 Global Industry Leader Award

Conference Call
Mellanox will hold its second quarter 2018 financial results conference call today, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time), to discuss the company’s financial results. To listen to the call, dial +1-877-876-9176, or for investors outside the U.S., +1-785-424-1667, approximately 10 minutes prior to the start time.
The Mellanox financial results conference call will be available via live webcast on the investor relations section of the Mellanox website at: http://ir.mellanox.com. A replay of the webcast will also be available on the Mellanox website after the call.
About Mellanox
Mellanox Technologies (NASDAQ: MLNX) is a leading supplier of end-to-end Ethernet and InfiniBand smart interconnect solutions and services for servers and storage. Mellanox interconnect solutions increase data center efficiency by providing the highest throughput and lowest latency, delivering data faster to applications and unlocking system performance. Mellanox offers a choice of fast interconnect products: adapters, switches, software and silicon that accelerate application runtime and maximize business results for a wide range of markets including high performance computing, enterprise data centers, Web 2.0, cloud, storage and financial services. More information is available at: www.mellanox.com.
Mellanox has achieved and maintained the highest ISS Quality Score possible beginning in May of 2017 and through the date of this release, July 17, 2018.

GAAP to Non-GAAP Reconciliation
To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Mellanox uses non-GAAP measures of net income which are adjusted from results based on GAAP to exclude share-based compensation expense, amortization expense of acquired intangible assets, settlement costs, acquisition and other charges, restructuring charges, and income tax effects and adjustments. Settlement costs represent the charges related to the settlement of a contingent royalty obligation. Acquisition and other charges include expenses related to acquisitions of other companies and expenses related to the proxy contest. Restructuring charges include costs that are the result of restructuring, consisting of employee termination and severance costs, facilities related costs, contract cancellation charges, and impairment of long-lived assets. The purpose of income tax effects and adjustments is to exclude tax consequences associated with the above excluded expenses items, as well as the non-cash impact on the tax provision pertaining to changes in deferred tax assets associated with carryforward losses of group entities subject to tax holiday in Israel. The company believes the non-GAAP results provide useful information to both management and investors, as these non-GAAP results exclude expenses that are not indicative of our core operating results. Management believes it is useful to exclude share-based compensation expense, amortization expense of acquired intangible assets, settlement costs, acquisition and other charges, restructuring charges, and income tax effects and adjustments because it enhances investors' ability to understand our business from the same perspective as management, which believes that such items are not directly attributable to nor reflect the underlying performance of the company's business operations. Further, management believes certain non-cash charges such as share-based compensation, amortization of acquired intangible assets, changes related to recognition of deferred taxes and the net impact on the company's tax provision for non-GAAP adjustments do not reflect the cash operating results of the business. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies. A reconciliation of GAAP to non-GAAP condensed consolidated statements of operations is also presented in the financial statements portion of this release and is posted under the "Investor Relations" section on our website.
The company has not reconciled its non-GAAP gross margins or non-GAAP operating expenses to GAAP gross margins or GAAP operating expenses, respectively, in the outlook section of this press release, because it does not provide an outlook for GAAP gross margins or GAAP operating expenses due to uncertainty and variability of acquired intangibles, acquisition and other charges, and restructuring charges, which are reconciling items between non-GAAP gross margins and non-GAAP operating expenses, and GAAP gross margins and GAAP operating expenses, respectively. The company has not reconciled its non-GAAP diluted share count to GAAP diluted share count in this press release because it does not provide an outlook for GAAP diluted share count due to the uncertainty in its GAAP net income (loss) due to variability of GAAP gross margins and operating expenses described above. Because such items cannot be reasonably predicted and could have a significant impact on the calculation of GAAP gross margins, GAAP operating expenses and GAAP diluted share count, a reconciliation of our outlook of these non-GAAP financial measures to the corresponding GAAP measures is not available without unreasonable effort.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements, including the outlook for the three months ending September 30, 2018 and full fiscal 2018, statements related to trends in the market for our solutions and services, opportunities for our company in 2018 and beyond, and future product capabilities. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management's beliefs and certain assumptions made by us, all of which are subject to change.
Forward-looking statements can often be identified by words such as "projects," "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the continued expansion of our product line, customer base and the total available market of our products, the continued growth in demand for our products, the continued, increased demand for industry standards-based technology, our ability to react to trends and challenges in our business and the markets in which we operate, our ability to anticipate market needs or develop new or enhanced products to meet those needs, the adoption rate of our products, our ability to establish and maintain successful relationships with our OEM partners, our ability to effectively compete in our industry, fluctuations in demand, sales cycles and prices for our products and services, our success converting design wins to revenue-generating product shipments, the continued launch and volume ramp of large customer sales opportunities, our ability to protect our intellectual property rights, our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses, our success in realizing the anticipated benefits of mergers and acquisitions, and our ability to obtain debt at competitive rates or in sufficient amounts in order to fund our contractual commitments. Furthermore, the majority of our quarterly revenues are derived from customer orders received and fulfilled in the same quarterly period. We have limited visibility into actual end-user demand as such demand impacts us and our OEM customer inventory balances in any given quarter. Consequently, this introduces risk and uncertainty into our revenue and production forecasts and business planning and could negatively impact our financial results. In addition, current uncertainty in the global economic environment poses a risk to the overall economy as businesses may defer purchases in response to tighter credit conditions, changing overall demand for our products, and negative financial news. Consequently, our results could differ materially from our prior results due to these general economic and market conditions, political events and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission.
More information about the risks, uncertainties and assumptions that may impact our business is set forth in our annual report on Form 10-K filed with the SEC on February 16, 2018. All forward-looking statements in this press release, including the outlook for the three months ending September 30, 2018 and full fiscal 2018, are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.
Mellanox is a registered trademark of Mellanox Technologies, Ltd. All other trademarks are property of their respective owners.

Mellanox Technologies, Ltd.
Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Total revenues	$268,462	$211,962	$519,462	$400,613
Cost of revenues	103,668	73,427	192,666	137,877
Gross profit	164,794	138,535	326,796	262,736
Operating expenses:
Research and development	87,152	92,348	173,578	180,839
Sales and marketing	35,673	38,110	75,167	73,867
General and administrative	23,635	12,476	40,151	24,995
Restructuring charges	1,774	—	9,361	—
Total operating expenses	148,234	142,934	298,257	279,701
Income (loss) from operations	16,560	(4,399)	28,539	(16,965)
Interest expense	(871)	(1,996)	(2,042)	(3,989)
Other income, net	533	827	1,171	1,510
Interest and other, net	(338)	(1,169)	(871)	(2,479)
Income (loss) before taxes on income	16,222	(5,568)	27,668	(19,444)
Provision for (benefit from) taxes on income	(304)	2,423	(26,701)	791
Net income (loss)	$16,526	$(7,991)	$54,369	$(20,235)
Net income (loss) per share — basic	$0.31	$(0.16)	$1.04	$(0.41)
Net income (loss) per share — diluted	$0.30	$(0.16)	$1.00	$(0.41)
Shares used in computing net income (loss) per share:
Basic	52,615	50,056	52,219	49,698
Diluted	54,466	50,056	54,149	49,698

Mellanox Technologies, Ltd.
Reconciliation of Non-GAAP Adjustments
(in thousands, percentages, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Reconciliation of GAAP net income (loss) to non-GAAP:
GAAP net income (loss)	$16,526	$(7,991)	$54,369	$(20,235)
Adjustments:
Share-based compensation expense:
Cost of revenues	415	575	826	1,056
Research and development	8,340	10,297	16,514	18,988
Sales and marketing	3,646	4,010	7,245	7,348
General and administrative	2,515	2,783	5,305	5,041
Total share-based compensation expense	14,916	17,665	29,890	32,433
Amortization of acquired intangibles:
Cost of revenues	11,106	10,614	21,988	21,200
Research and development	194	194	386	386
Sales and marketing	2,033	2,230	4,263	4,460
Total amortization of acquired intangibles	13,333	13,038	26,637	26,046
Settlement costs:
Cost of revenues	9,161	—	9,161	—
Total settlement costs	9,161	—	9,161	—
Acquisition and other charges (1):
Research and development	88	153	375	436
Sales and marketing	48	—	208	60
General and administrative	10,366	—	14,197	134
Total acquisition and other charges	10,502	153	14,780	630
Restructuring charges	1,774	—	9,361	—
Tax effects and adjustments	366	(492)	(26,237)	(1,843)
Non-GAAP net income	$66,578	$22,373	$117,961	$37,031

Reconciliation of GAAP gross profit to non-GAAP:
Revenues	$268,462	$211,962	$519,462	$400,613
GAAP gross profit	164,794	138,535	326,796	262,736
GAAP gross margin	61.4%	65.4%	62.9%	65.6%
Share-based compensation expense	415	575	826	1,056
Amortization of acquired intangibles	11,106	10,614	21,988	21,200
Settlement costs	9,161	—	9,161	—
Non-GAAP gross profit	$185,476	$149,724	$358,771	$284,992
Non-GAAP gross margin	69.1%	70.6%	69.1%	71.1%

Reconciliation of GAAP operating expenses to non-GAAP:
GAAP operating expenses	$148,234	$142,934	$298,257	$279,701
Share-based compensation expense	(14,501)	(17,090)	(29,064)	(31,377)
Amortization of acquired intangibles	(2,227)	(2,424)	(4,649)	(4,846)
Acquisition and other charges (1)	(10,502)	(153)	(14,780)	(630)
Restructuring charges	(1,774)	—	(9,361)	—
Non-GAAP operating expenses	$119,230	$123,267	$240,403	$242,848

Mellanox Technologies, Ltd.
Reconciliation of Non-GAAP Adjustments
(in thousands, except per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Reconciliation of GAAP income (loss) from operations to non-GAAP:
GAAP income (loss) from operations	$16,560	$(4,399)	$28,539	$(16,965)
Share-based compensation expense	14,916	17,665	29,890	32,433
Settlement costs	9,161	—	9,161	—
Amortization of acquired intangibles	13,333	13,038	26,637	26,046
Acquisition and other charges (1)	10,502	153	14,780	630
Restructuring charges	1,774	—	9,361	—
Non-GAAP income from operations	$66,246	$26,457	$118,368	$42,144

Shares used in computing GAAP diluted earnings per share	54,466	50,056	54,149	49,698
Adjustments:
Effect of dilutive securities under GAAP	(1,851)	—	(1,930)	—
Total options vested and exercisable	600	1,069	600	1,069
Shares used in computing non-GAAP diluted earnings per share	53,215	51,125	52,819	50,767

GAAP diluted net income (loss) per share	$0.30	$(0.16)	$1.00	$(0.41)
Adjustments:
Share-based compensation expense	0.28	0.36	0.55	0.66
Amortization of acquired intangibles	0.24	0.26	0.49	0.53
Settlement costs	0.17	—	0.17	—
Acquisition and other charges (1)	0.19	—	0.27	0.01
Restructuring charges	0.03	—	0.17	—
Tax effects and adjustments	0.01	(0.01)	(0.48)	(0.04)
Effect of dilutive securities under GAAP	0.04	—	0.08	—
Total options vested and exercisable	(0.01)	(0.01)	(0.02)	(0.02)
Non-GAAP diluted net income per share	$1.25	$0.44	$2.23	$0.73

(1) Acquisition and other charges include $10.1 million and $13.5 million of expenses related to the proxy contest for the three and six months ended June 30, 2018, respectively.

Mellanox Technologies, Ltd.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	June 30,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$63,422	$62,473
Short-term investments	219,225	211,281
Accounts receivable, net	155,664	154,213
Inventories	94,484	64,657
Other current assets	12,007	14,295
Total current assets	544,802	506,919
Property and equipment, net	106,746	109,919
Severance assets	17,111	18,302
Intangible assets, net	208,450	228,195
Goodwill	473,916	472,437
Deferred taxes and other long-term assets	98,744	66,162
Total assets	$1,449,769	$1,401,934
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$71,137	$59,090
Accrued liabilities	124,792	114,058
Deferred revenue	20,719	23,485
Total current liabilities	216,648	196,633
Accrued severance	21,464	23,205
Deferred revenue	17,791	17,820
Term debt	—	72,761
Other long-term liabilities	32,117	34,067
Total liabilities	288,020	344,486
Shareholders’ equity:
Ordinary shares	229	221
Additional paid-in capital	923,202	873,979
Accumulated other comprehensive income (loss)	(2,182)	1,618
Retained earnings	240,500	181,630
Total shareholders’ equity	1,161,749	1,057,448
Total liabilities and shareholders' equity	$1,449,769	$1,401,934

Mellanox Technologies, Ltd.
Condensed Consolidated Statement of Cash Flows
(in thousands, unaudited)

	Six Months Ended June 30,
	2018	2017

Cash flows from operating activities:
Net income (loss)	$54,369	$(20,235)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	52,674	50,814
Deferred income taxes	(28,085)	(704)
Share-based compensation	29,890	32,433
Gain on investments, net	(1,828)	(1,701)
Impairment and loss on disposal of property and equipment	1,567	—
Changes in assets and liabilities:
Accounts receivable	(1,451)	(7,780)
Inventories	(30,598)	(7,679)
Prepaid expenses and other assets	718	(2,667)
Accounts payable	12,530	48
Accrued liabilities and other liabilities	12,334	(1,141)
Net cash provided by operating activities	102,120	41,388

Cash flows from investing activities:
Purchase of severance-related insurance policies	(612)	(651)
Purchase of short-term investments	(82,486)	(69,110)
Proceeds from sales of short-term investments	13,893	74,359
Proceeds from maturities of short-term investments	62,396	13,590
Proceeds from sales of property and equipment	3,239	—
Purchase of property and equipment	(20,078)	(27,120)
Purchase of intangible assets	(6,383)	(1,647)
Purchase of investments in private companies	(6,000)	(11,000)
Acquisition, net of cash acquired	(7,129)	—
Net cash used in investing activities	(43,160)	(21,579)

Cash flows from financing activities:
Principal payments on term debt	(74,000)	(30,000)
Payments on capital lease and intangible asset financings	(3,446)	(3,263)
Proceeds from issuances of ordinary shares through employee equity incentive plans	19,341	12,396
Net cash used in financing activities	(58,105)	(20,867)

Net increase (decrease) in cash, cash equivalents, and restricted cash	855	(1,058)
Cash, cash equivalents, and restricted cash at beginning of period	70,498	56,780
Cash, cash equivalents, and restricted cash at end of period	$71,353	$55,722